                                                                     EXHIBIT 3.1

                   SECOND AMENDED AND RESTATED CERTIFICATE OF
                          SALTON/MAXIM HOUSEWARES, INC.


         SALTON/MAXIM HOUSEWARES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is SALTON/MAXIM HOUSEWARES, INC. (the "Corporation"). The Corporation was incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 25, 1991. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 6, 1991, and amended on August 13, 1991.

         2. This Second Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation, and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

         FIRST:  The name of the corporation (the "Corporation") is:

                           SALTON/MAXIM HOUSEWARES, INC.

         SECOND: The address of the Corporation's current registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address, upon whom legal process against the Corporation may be served, is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware. The Corporation is to have perpetual existence.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue in the aggregate is Twenty-Two Million (22,000,000), of which Twenty Million (20,000,000) shares shall be common stock with a par value of $0.01 per share, and Two Million (2,000,000) shares shall be preferred stock with a par value of $0.01 per share.

(1)      Common Stock

         (a) Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by him of record.

         (b) Subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the

Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(2)      Preferred Stock

         The Board of Directors is authorized, subject to any limitations prescribed by law, to provide from time-to-time for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the characteristics of each series including the following:

                  (a) the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

                  (b) the voting powers, full or limited, if any, of the shares of that series;

                  (c) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

                  (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

                  (e) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

                  (f) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

                  (g) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

                  (h) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

                  (i) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with law, the provisions of this ARTICLE FOURTH or any resolution of the Board of Directors pursuant hereto.

         FIFTH: The business and affairs of the Corporation shall be managed by a Board of Directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. At the 1992 annual meeting of stockholders, Class I directors shall be elected for a term expiring at the 1993 annual meeting of stockholders, Class II directors for a term expiring at the 1994 annual meeting of stockholders and Class III directors for a term expiring at the 1994 annual meeting of stockholders. At each succeeding annual meeting of stockholders, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed and shall be elected for three-year terms.

         A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified. The term of a director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the same class.

         Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the Bylaws.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of stock generally entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE FIFTH.

         SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this ARTICLE SIXTH shall adversely affect any right or protection of a director of the Corporation existing hereunder immediately prior to such amendment or repeal.

         SEVENTH: Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time-to-time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The Corporation may, to the extent authorized from time-to-time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this ARTICLE SEVENTH. No amendment or repeal of this ARTICLE SEVENTH shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing or otherwise.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of stock generally entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE EIGHTH.

         NINTH: Except as otherwise required by law, and subject to the rights of the holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of stock generally entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE NINTH.

         TENTH: The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

         ELEVENTH: The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote or not less than a majority of the directors then in office. The holders of shares of capital stock of the Corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation provided, that any proposal by a stockholder to adopt, alter, amend or repeat the Bylaws shall require for adoption the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of stock generally entitled to vote, voting together as a single class.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of stock generally entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE ELEVENTH.

         TWELFTH: The Corporation reserves the right to amend, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter permitted or prescribed by statute; provided, that no amendment shall change, repeal or make inoperative any of the provisions of ARTICLE FIFTH, ARTICLE EIGHTH, ARTICLE NINTH or ARTICLE ELEVENTH, except in accordance with the terms of that ARTICLE.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this 6th day of October, 1991.

                                                   SALTON/MAXIM HOUSEWARES, INC.



                                                   /s/ Leonhard Dreimann
                                                   ----------------------------
                                                   Name:
                                                   Title:



Attest:



-------------------------------
Name:
Title:

                          Salton/Maxim Housewares, Inc.


                  CERTIFICATE OF DESIGNATION OF SERIES A VOTING CONVERTIBLE PREFERRED STOCK SETTING FORTH THE
                  POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
                   LIMITATIONS AND RESTRICTIONS OF SUCH SERIES
                               OF PREFERRED STOCK


         Salton/Maxim Housewares, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, as amended (the "Delaware Code"), does HEREBY CERTIFY:

         That, pursuant to authority conferred by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has adopted a resolution providing for the issuance of a series of Preferred Stock consisting of 40,000 shares designated "Series A Voting Convertible Preferred Stock", which resolution is as follows:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board") of Salton/Maxim Housewares, Inc., a Delaware corporation (the "Corporation"), by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Second Restated Certificate"), the Board does hereby create, provide for and approve a series of Preferred Stock, par value $.01 per share (herein called "Preferred Stock"), of the Corporation to be designated "Series A Voting Convertible Preferred Stock" (such series being herein called the "Convertible Preferred Stock"), consisting of 40,000 shares of the presently authorized but unissued shares of Preferred Stock, and does hereby fix and herein state and express the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Convertible Preferred Stock as follows (all terms used herein which are defined in the Second Restated Certificate shall have the meaning provided in said Second Restated Certificate):

Section 1.  Dividends.

         (a) Upon the occurrence and during the continuation of a Restriction Event described in Section 5(a)(i) or (ii), the holders of shares of Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends on the shares of Convertible Preferred Stock at the Restriction Event Dividend Rate (as defined below) computed as a percentage of the liquidation preference per share per year, payable quarterly on the 15th day of each of January, April, July and October, respectively (each, a "Quarterly Dividend Payment Date"), commencing on the first such Quarterly Dividend Payment Date after the occurrence of such Restriction Event (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday). Such dividends shall be payable in cash. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on a pro rata basis, based on the number of days elapsed. For purposes hereof, "Restriction Event Dividend Rate" means a rate per annum equal to 12 1/2%.

         (b) On each Quarterly Dividend Payment Date all dividends which shall have accrued on each share of Convertible Preferred Stock outstanding on such date shall accumulate and shall be deemed to have become due. Additional dividends shall be paid to reflect amounts equivalent to interest on accrued but unpaid dividends at the Restriction Event Dividend Rate from the Quarterly Dividend Payment Date with respect to which such dividend was not paid until the date such dividend is paid.

         (c) In addition to the dividend provided hereinabove, in the event the Board of Directors of the Corporation shall determine to pay any cash or non-cash dividends or distributions on its Common Stock (other than dividends payable in shares of its Common Stock, as to which the provisions of Section 3(a) below shall apply), the holders of shares of Convertible Preferred Stock shall be entitled to receive cash and non-cash dividends or distributions in an amount and of kind equal to the dividends or distributions that would have been payable to each such holder if the Convertible Preferred Stock held by such holder had been converted into Common Stock immediately prior to the record date for the determination of the holders of Common Stock entitled to each such dividend or distribution; provided, however, that if the Corporation shall dividend or otherwise distribute rights to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock of the Corporation, which rights (i) until the occurrence of a specified event or events are deemed to be transferred with such shares of Common Stock and are not exercisable and (ii) are issued in respect of future issuances of Common Stock, the holders of shares of the Convertible Preferred Stock shall not be entitled to receive any such rights until such rights separate from the Common Stock or become exercisable, whichever is sooner.

         (d) No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to any distribution of assets other than by way of dividends to the Convertible Preferred Stock, shall be paid, or declared and set apart for payment by the Corporation, and no purchase, redemption or other acquisition shall be made by the Corporation or any of its subsidiaries of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or as to any distribution of assets other than by way of dividends to the Convertible Preferred Stock (the "Junior Stock") unless and until all accrued and unpaid dividends and distributions on the Convertible Preferred Stock, if any, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment.

Section 2.  Voting Rights.

         In addition to any voting rights provided by law, the holders of shares of Convertible Preferred Stock shall have the following voting rights:

                  (a) So long as the Convertible Preferred Stock is outstanding, each share of Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Convertible Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of capital stock of the Corporation into which such share of Convertible Preferred Stock is convertible on the record date for such vote.

                  (b) So long as any shares of Convertible Preferred Stock are outstanding, subject to the provisions of Section 275(c) of the Delaware Code, the Corporation shall not, without consent of the holders of at least a majority of the number of shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, enter into any plan of complete liquidation or dissolution or otherwise effect the voluntary liquidation, dissolution or winding up of the Corporation unless, as a result of such liquidation, dissolution or winding-up, the liquidation preference on the Convertible Preferred Stock is satisfied in full pursuant to Section 6 herein.

                  (c) Except as otherwise required by applicable law, the consent of a majority of the number of shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, shall be necessary to (i) authorize or issue, or obligate the Corporation to issue, any other capital stock or security or right convertible or exchangeable for capital stock of the Corporation that is senior to or on a parity with the Convertible Preferred Stock as to rights on liquidation or which is not Junior Stock for purposes of Section 1(d) herein; (ii) increase the authorized number of shares of the Convertible Preferred Stock; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict with the holders of Convertible Preferred Stock hereunder or the Corporation's performance of the terms of its Second Amended and Restated Articles of Incorporation; (iv) amend the Second Amended and Restated Articles of Incorporation or By-laws of the Corporation, if such amendment would adversely affect the rights of the holders of the Convertible Preferred Stock in any material respect; or (v) amend or waive any provision of this Certificate of Designation.

Section 3.  Conversion.

         At the option of the holder thereof and upon surrender thereof for conversion to the Corporation at the office of the Transfer Agent of the Corporation s Common Stock (or to the Corporation's principal executive offices), each share of Convertible Preferred Stock shall be convertible at any time (or if such share is called or surrendered for redemption, then in respect of such share to and including, but not after, the close of business on the redemption date, unless the Corporation shall default in the payment of the redemption price, in which case such right shall not terminate at such time and date) into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) obtained by dividing $1,000.00 by the Conversion Price (as defined below) in effect at such time.

         Each holder that desires to convert Convertible Preferred Stock into Common Stock pursuant to this Section 3 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent (or to the Corporation's principal executive offices) as aforesaid, and shall give notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Convertible Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder certificates for the number of shares of Common Stock to which such holder is entitled upon conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Convertible Preferred Stock to be converted, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date.

         The "Conversion Price" shall mean and be $17.00, subject to adjustment from time to time by the Corporation as follows:

         (a) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of its capital stock (each such transaction being called a "Stock Transaction"), then and in each such case, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of a share of Convertible Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such Stock Transaction shall be entitled to receive upon conversion the number of such shares of Common Stock or other capital stock of the Corporation that he would have owned or been entitled to receive after the happening of such event had such share of Convertible Preferred Stock been converted immediately prior to such record date (or, if no record date, the effective date). Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of Convertible Preferred Stock converted between such record date and the date of the happening of any such event.

         (b) (i) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than (w) pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (x) pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement but excluding any employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (an "ESOP"), whether presently existing or, subject to approval by a majority of the disinterested members of the Board of Directors of the Corporation, to be established in the future, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, (y) pursuant to a Minor Acquisition (as defined below) and
(z) in a Permitted Secondary Offering (as defined below)) for a consideration having a Fair Market Value (as defined below) on the date of such issuance, sale or exchange that is less than the Market Price (as defined below) of such shares on the date of such issuance, sale or exchange, then and in each case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction (which shall not be greater than 1), the numerator of which shall be the sum of (x) the Current Market Price per share of Common Stock as of the trading day immediately preceding the date of the public announcement of the actual terms (including the pricing terms) of such issuance, sale or exchange (or if there is no such public announcement prior to the effective date of such issuance, sale or exchange, such effective date) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (y) the aggregate Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Current Market Price per share of Common Stock referred to in the immediately preceding clause (x) multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. For purposes of the preceding sentence, the aggregate consideration receivable by the Corporation in connection with the issuance, sale or exchange of shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such shares.

                  (ii) In the event the Corporation shall, at any time or from time to time while any shares of Convertible Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) (other than (x) any issuance, sale or exchange to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), and (y) pursuant to any employee or director incentive or benefit plan or arrangement (excluding any ESOP), of the Corporation or any subsidiary of the Corporation heretofore or, subject to approval by a majority of the disinterested members of the Board of Directors of the Corporation, hereafter adopted), for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such rights or warrants on the date of such issuance, sale or exchange, then and in each case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction (which shall not be greater than 1), the numerator of which shall be the sum of (a) the Current Market Price per share of Common Stock as of the trading date immediately preceding the date of the public announcement of the actual terms (including the price terms) of such issuance, sale or exchange (or if there is no such public announcement prior to the effective date of such issuance, sale or exchange, such effective date) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (b) the aggregate Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant, and the denominator of which shall be the sum of (i) the Current Market Price per share of Common Stock referred to in the preceding clause (a) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (ii) the aggregate Fair Market Value of such rights or warrants at the time of such issuance. For the purposes of the preceding sentence, the aggregate consideration receivable by the Corporation in connection with the issuance, sale or exchange of any such right or warrant shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such rights or warrants.

         (c) In the event the Corporation or any of its subsidiaries shall, at any time or from time to time while any shares of Convertible Preferred Stock are outstanding, repurchase or redeem any of the Corporation s outstanding capital stock at a premium over the average Market Price per share on the trading day immediately preceding such repurchase or redemption (a "Repurchase"), then and in the case of each Repurchase the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such repurchase or redemption multiplied by (y) the average Market Price per share of Common Stock on the five (5) trading days immediately following the consummation of such Repurchase minus (ii) the aggregate purchase price of the Repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding immediately before such Repurchase minus the number of shares of Common Stock repurchased or redeemed by the Corporation multiplied by (y) the average Market Price per share of Common Stock on such five trading days referred to in the preceding clause
(i)(y); provided, however, that the conversion price shall not be so adjusted with respect to any Repurchase of the Convertible Preferred Stock pursuant to
Section 6 or 7 hereof.

         (d) For the purposes of any computation under paragraphs (a) through
(c) of this Section 3, the following definitions shall apply:

                  (i) "Closing Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the average of the reported closing bid and asked prices, in either case as reported by the NASDAQ National Market System or, if such security is not listed or admitted to trading on the NASDAQ National Market System, the last reported sales price, regular way, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices of such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof. If the Common Stock or other class of capital stock or security in question is not publicly held, or so listed, or publicly traded, "Closing Price" shall mean the Fair Market Value thereof.

                  (ii) "Current Market Price" per share of Common Stock as of any date shall be deemed to be the average of the daily Closing Price per share for the ten (10) consecutive trading days ending on and including the day in question.

                  (iii) "Fair Market Value" of any consideration other than cash or of any securities shall mean the amount which a willing buyer would pay to a willing seller in an arm s length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof.

                  (iv) "Market Price" per share at any date shall be the Closing Price on the specified date; provided, that, in the case of the issuance, sale or exchange of shares of Common Stock pursuant to paragraph (b) of this Section 3 that are not registered under the Securities Act of 1933 Market Price shall be reduced by an amount, if any (as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof), to compensate for the fact that such shares are not so registered, and in making such determination any registration rights granted by the Company shall be taken into account.

                  (v) "Minor Acquisition" means any acquisition of the stock or assets of an unaffiliated third party by the Corporation by merger, purchase, joint venture or other reorganization or business combination in consideration for the issuance of Common Stock having a Fair Market Value not greater than $5,000,000.

                  (vi) "Permitted Secondary Offering" means any firmly underwritten public offering of the Common Stock at a price to the public equal to or greater than the Conversion Price then in effect.

         (e) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest one-hundredth of a share.

         (f) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any share of Convertible Preferred Stock. If the conversion thereof results in a fraction, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock (as defined above) as of the conversion date shall be paid to such holder in cash by the Corporation.

         (g) In the event of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (a) of this Section 3), or in case of any merger, consolidation or other corporate combination of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Convertible Preferred Stock shall continue to remain outstanding if the Corporation is the Surviving Person (as defined below) of such Transaction, and shall be subject to all the provisions of the Certificate of Designation of Series A Convertible Preferred Stock which embodies this resolution, as in effect prior to such Transaction (including, without limitation, the provisions of Section 4 hereof if such Transaction also constitutes a Change of Control (as hereinafter defined)), or if the Corporation is not the Surviving Person in such Transaction, then each holder of shares of Convertible Preferred Stock may elect (which election shall be made within twenty days (20) of the Transaction) to either (1) have Section 4 hereof be applicable to such holder s shares of Convertible Preferred Stock or (2) if the consideration to be received by stockholders of the Corporation in the Transaction does not consist entirely of cash, have each share of Convertible Preferred Stock be exchanged for a new series of senior preferred stock of the Surviving Person, or in the case of a Surviving Person other than a corporation, comparable securities of such Surviving Person, in either case having economic terms as nearly equivalent as possible to, and with the same voting and other rights as, the Convertible Preferred Stock (including the right to convert into Survivor Common Stock); provided, however, that, at the option of the holder of any shares of Convertible Preferred Stock (which election shall be made within such twenty days), each share of Convertible Preferred Stock then outstanding or deemed to be outstanding, as the case may be, shall entitle the holder thereof to receive, upon presentation of the certificate therefor to the Surviving Person subsequent to the consummation of such Transaction the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction; provided, further, that if in connection with the Transaction a tender or exchange offer shall have been made and there shall have been acquired pursuant thereto more than 50% of the outstanding shares of Common Stock, and if the holder of shares of Convertible Preferred Stock so designates in the notice given to the Corporation which specifies such holder s selection of this alternative, such holder of such shares shall be entitled to receive upon conversion thereof, the amount of securities or other property to which such holder would actually have been entitled as a holder of shares of Common Stock if such holder had converted such shares of Convertible Preferred Stock prior to the expiration of such tender or exchange offer and accepted such offer and had sold therein the percentage of all the shares of Common Stock issuable upon conversion of its shares of Convertible Preferred Stock equal to the percentage of shares of the then outstanding Common Stock so purchased in the tender or exchange offer, with the remaining portion of its shares of Convertible Preferred Stock thereafter being convertible into the amount of securities or other property to which such holder would actually have been entitled upon the consummation of the Transaction as a holder of shares of Common Stock if such holder had converted such shares of Convertible Preferred Stock immediately prior to such Transaction (subject to adjustments from and after the consummation of the Transaction as nearly equivalent as possible to the adjustments provided for in this Section 3). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions set forth in this
Section 3 with respect to the rights and interests thereafter of the holders of shares of Convertible Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Convertible Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors in good faith shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 3 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

         Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, (i) proper provision is made to ensure that the holders of shares of Convertible Preferred Stock will be entitled to receive the benefits afforded by this paragraph (i) of Section 3, and (ii) if, following the Transaction, one or more entities other than the Corporation shall be required to deliver securities or other property upon the conversion of the Convertible Preferred Stock, such entity or entities shall assume, by written instrument delivered to each holder of shares of Convertible Preferred Stock, if such shares are held by 10 or fewer holders or group of affiliated holders, or to each Transfer Agent for the shares of Convertible Preferred Stock, if such shares are held by a greater number of holders, the obligation to deliver to such holder the amounts in cash to which, in accordance with the foregoing provisions, such holder is entitled.

         For purposes of this paragraph (i) of Section 3, the following terms shall have the meanings ascribed to them below:

         (i) "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Corporation is exchanged, converted or reclassified into the securities of any other Person or cash or any other property.

         (ii) "Survivor Common Stock" with respect to any Person shall mean shares of such Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person provided, however, that if (x) the shares of such class or series are not (or upon consummation of such Transaction will not be) listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system, and (y) the Surviving Person is a direct or indirect subsidiary of a Qualified Person, the Survivor Common Stock shall be the common stock (or equivalent equity securities referred to in the definition of "Qualified Person") of such Qualified Person.

         (iii) "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, is a solvent corporation or other entity organized under the laws of any state of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system.

         (iv) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (v) "Current Market Price" shall have the meaning set forth in paragraph (d) of this Section 3.

         (h) In case at any time or from time to time, the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock of, or shall offer for subscription pro rata to the holders of its Common Stock, any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or merger, consolidation or other corporate combination of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up the Corporation, then, in any one or more of said cases the Corporation shall give written notice at the same time as, or as soon as practicable after, such event is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock, but in any event at least 10 days prior to the record date for such event specified below (the time of mailing of such notice shall be deemed to be the time of delivery thereof) to the registered holders of the Convertible Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (x) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (y) such reorganization, reclassification, merger, consolidation, corporate combination, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, corporate combination, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be, as well as the conversion price and the number of shares into which each share of Convertible Preferred Stock may be converted at such time. Failure to give such notice shall not invalidate any action so taken.

         (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Convertible Preferred Stock, the full number of shares of

Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this
Section 3(i), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all outstanding shares of Convertible Preferred Stock were held by a single holder.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         (j) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Convertible Preferred Stock pursuant hereto.

         (k) Upon any adjustment of the Conversion Price, then, and in each such case, the Corporation shall promptly deliver to the transfer agent of the Convertible Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment. The Corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Convertible Preferred Stock at the address of each holder as shown on the books of the Corporation maintained by the transfer agent thereof, which notice shall state the Conversion Price then in effect, as adjusted, and shall set forth in reasonable detail the method of calculation of the same and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Convertible Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 3(i).

         Section 4.  Change of Control.

         (a) (i) In the event that any Change of Control (as hereinafter defined) shall occur at any time and from time to time while any shares of Convertible Preferred Stock are outstanding, each holder of Convertible Preferred Stock shall have the right to give notice that it is exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holder s shares of Convertible Preferred Stock, during the period (the "Exercise Period") beginning on the 30th day and ending on the 90th day after the date of such Change of Control. Upon any such election, the Corporation shall redeem each such holder s shares for which such an election is made, to the extent the Corporation shall have capital and surplus lawfully available therefor, at a redemption price per share equal to the liquidation preference per share plus an amount equivalent to interest accrued thereon at a rate of 7% per annum compounded annually on each anniversary date of the original issuance of the Convertible Preferred Stock for the period from the date of such original issuance through the earlier of the date of such redemption or the fifth (5th) anniversary of the date of such original issuance.

         (b)      As used herein, "Change of Control" shall mean:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (the "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such action by (x) the Corporation or any of its subsidiaries, (y) any Purchaser (as defined in Section 5) or (z) any corporation or other entity with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (or if another entity, more than 50% of the equivalent controlling interests) is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

                  (ii) consummation of a reorganization, merger or consolidation involving the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of at least 80% of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not or will not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

                  (iii) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions; or

                  (iv) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation s Stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

         (c) On or before the fourteenth (14th) day after a Change of Control, the Corporation shall mail to all holders of record of the Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation as of such date, a notice disclosing (i) the Change of Control, (ii) the redemption price per share of the Convertible Preferred Stock applicable hereunder and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise such redemption right, if applicable, a holder of the Convertible Preferred Stock must deliver during the Exercise Period written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder s exercise of such redemption right, and, to be valid, any such notice of exercise must be accompanied by each certificate evidencing shares of the Convertible Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) business day after receipt of such written notice, the Corporation shall accept for payment all shares of Convertible Preferred Stock properly surrendered to the Corporation (or an agent designated by the Corporation for such purpose) during the Exercise Period for redemption in connection with the valid exercise of such redemption right and shall cause payment to be made in cash for such shares of Convertible Preferred Stock. If at the time of any Change of Control, the Corporation does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Convertible Preferred Stock, the Corporation shall take all measures permitted under the Delaware Code to increase the amount of its capital and surplus legally available, and the Corporation shall offer in its written notice of such Change of Control to purchase as many shares of Convertible Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter, whenever it shall have capital and surplus legally available therefor, offer to purchase as many shares of Convertible Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Convertible Preferred Stock.

         (d) In the event of any Change of Control, proper provision shall be made to ensure that the holders of shares of Convertible Preferred Stock will be entitled to receive the benefits afforded by this Section 4; provided, however, that in the event of any Change of Control effected with the Corporation's consent, such provision to ensure the benefits of this Section 4 shall be made prior to such Change of Control. If, following the Change of Control, one or more entities other than the Corporation shall be required to deliver securities or other property upon the conversion of the Convertible Preferred Stock, such entity or entities shall assume, by written instrument delivered to each holder of shares of Convertible Preferred Stock, if such shares are held by ten (10) or fewer holders or group of affiliated holders, or to each Transfer Agent for the shares of Convertible Preferred Stock, if such shares are held by a greater number of holders; the obligation to deliver to such holder the amounts in cash to which, in accordance with the foregoing provisions, such holder is entitled.

         Section 5.  Certain Restrictions.

         (a) In case of the happening of any of the following events ("Restriction Events"): (i) the Corporation breaches in any material respect (x) any of its obligations under Section 6(d) of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of July 15, 1998, among the Corporation and the purchasers named therein (the "Purchasers"), and such breach shall have continued for ten (10) days after notice thereof by any holder to the Corporation or (y) any of its other material obligations under the Stock Purchase Agreement or under the Registration Rights Agreement or this Certificate of Designation, and such breach shall have continued for twenty days
(20) after notice thereof by any holder; (ii) the Corporation shall not have redeemed any shares of the Convertible Preferred Stock when required pursuant to this Certificate; (iii) a default or breach shall occur and be continuing under any other agreement, document or instrument to which the Corporation is a party relating to indebtedness for borrowed money incurred by it which is not cured within any applicable grace period, and such default or breach (x) involves the failure to make any payment of principal, premium or interest when due in respect of such indebtedness or (y) results in the acceleration of such indebtedness prior to its express meaning and, in each case the principal amount of such indebtedness, together with the principal amount of any other indebtedness as to which there has been such a payment default or the maturity of which has been accelerated, aggregates $1,000,000 or more; and (iv) a case or proceeding shall have been commenced against the Corporation seeking a decree or order in respect of the Corporation (x) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (y) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Corporation or of any substantial part of the Corporation's assets, or
(z) ordering the winding-up or liquidation of the affairs of the Corporation, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding, then, until such breach is cured or until such redemption occurs: (x) in the case of any Restriction Event described in Section 5(a)(i) or (ii), dividends shall accrue as set forth in Section 1; and (y) in the case of any Restriction Event, the Corporation shall not:

                  (1) declare or pay dividends on, or make any other distributions of cash, properties or securities of the Corporation on or with respect to any shares of capital stock ranking junior (as to any distribution of assets) to the Convertible Preferred Stock;

                  (2) redeem or purchase or otherwise acquire for consideration (or make any sinking fund, purchase fund or other similar payments in respect of) any shares of capital stock ranking (as to any distribution of assets) junior to, or on parity with, the Convertible Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of capital stock ranking on parity with the Convertible Preferred Stock in exchange for shares of any capital stock ranking junior to the Convertible Preferred Stock, or permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to this Section 5, purchase such shares at such time and in such manner;

                  (3) make, or permit to remain outstanding after such time when pursuant to its terms such loan or advance would be due, any loan or advance (including any guarantee of a loan or advance by a third party) by the Corporation or a subsidiary to any person who beneficially owns any capital stock ranking junior (as to any distribution of assets) to the Convertible Preferred Stock, or any affiliate or associate of such Person; or

                  (4) without the consent of the holders of at least a majority of the number of shares of the Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, redeem or purchase or otherwise acquire for consideration or offer to redeem, purchase or acquire for consideration any shares of Convertible Preferred Stock except as provided in Section 4 and Section 7.

         Section 6.  Liquidation Preference.

         In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to $1,000.00 per share, plus the amount of any accrued and unpaid dividends or distributions payable pursuant to Section 1 hereinabove. Such payments shall be made before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation s capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock. Neither a consolidation, merger or other business combination of the Corporation s assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6 (unless in connection therewith the liquidation of the Corporation is specifically approved).

         Section 7.  Optional and Mandatory Redemption.

         (a) The Corporation may not redeem the Convertible Preferred Stock prior to July 15, 2003.

         (b) The Corporation, at its option, may at any time on and after July 15, 2003 redeem the Convertible Preferred Stock in whole or in part, at a cash redemption price per share equal to 100% of the liquidation preference, if the daily Closing Price (as defined in Section 3(c)) per share of the Common Stock for the 20 consecutive trading days ending two days preceding the mailing of the redemption notice provided in Section 7(d) is greater than or equal to 200% of the then current Conversion Price.

         (c) On September 15, 2008, the Corporation shall redeem all outstanding shares of Convertible Preferred Stock at a redemption price equal to the liquidation preference per share. The redemption price shall be paid, at the Corporation s option, in cash or in shares of Common Stock which shall be registered for resale pursuant to a permanent shelf registration statement or for which any subsequent public distribution shall not require registration or qualification of such shares under applicable federal and state securities laws. If the redemption price is paid in shares of freely tradeable Common Stock, each share of Common Stock shall be valued at the product of (1) .95 and (2) the average of the daily Closing Prices per share of the Common Stock for the twenty
(20) consecutive trading days immediately ending two (2) days preceding the redemption date.

         (d) Not more than sixty (60) nor less than thirty (30) days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Convertible Preferred Stock to be redeemed, at such holder s address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall be irrevocable and shall specify the date fixed for redemption, the Redemption Price (or the method by which such price will be determined), whether such redemption price shall be paid in cash or in shares of Common Stock, the identification of the shares to be redeemed (if fewer than all the outstanding shares are to be redeemed), the place or places of payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Convertible Preferred Stock to be redeemed, the then effective Conversion Price pursuant to Section 3 and that the right of holders to convert shares called for redemption shall terminate at the close of business on the redemption date (unless the Corporation defaults in the payment of the Redemption Price).

         (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds (or shares of Common Stock) necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

         (f) In the event that any shares of Convertible Preferred Stock shall be converted into Common Stock pursuant to Section 3, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the

Redemption Price for such shares shall be returned to the Corporation immediately after such conversion.

         (i) If fewer than all the shares outstanding are to be redeemed, the Corporation shall select the shares to be redeemed pro rata.

         Section 8.  Rank.

         All shares of Convertible Preferred Stock shall rank, as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, prior to all classes and series of the Corporation s Preferred Stock, par value $.01 per share, and prior to all of the Corporation s now or hereafter issued Common Stock. The term "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation as the same exists at the date hereof or as such stock may be constituted from time to time, except that for the purpose of Section 3, the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either dividends or assets of the Corporation upon liquidation, dissolution or winding up, without limit as to the amount or percentage.

         Section 9.  Notice.  All notices hereunder shall be in writing.

         Section 10. Reacquired Shares. Any shares of Convertible Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Convertible Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation, undesignated as to series, and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation subject to the conditions of restrictions on issuance set forth therein.

         Signed on July 27, 1998.

                                                   SALTON/MAXIM HOUSEWARES, INC.

                                                   /s/ William B. Rue
                                                   -----------------------------

                                AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SALTON/MAXIM HOUSEWARES, INC.
                         (PURSUANT TO SECTION 242 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is:

                          SALTON/MAXIM HOUSEWARES, INC.

         2. This Amendment to the Second Amended and Restated Certificate of Incorporation hereby amends Article FIRST of the Second Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

         3. Article First is hereby deleted in its entirety and the following shall be inserted herein:

               FIRST: THE NAME OF THE CORPORATION IS SALTON, INC.

         4. This Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.

         Signed and attested to on January 13, 1999.



                                           By: /s/ Willam B. Rue
                                               ---------------------------------

                                           Title:
                                                  ------------------------------

Attest:


         /s/ Neal Aizenstein
--------------------------------------

                                AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  SALTON, INC.
                         (PURSUANT TO SECTION 242 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is:

                                  SALTON, INC.

         2. This Amendment to the Second Amended and Restated Certificate of Incorporation hereby amends the first paragraph of Article Fourth of the Second Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

         3. The first paragraph of Article Fourth is hereby deleted in its entirety and the following first paragraph of Article Fourth shall be inserted herein:

                  FOURTH: the total number of shares of capital stock which the corporation shall have authority to issue in the aggregate is Forty-Two Million (42,000,000), of which Forty Million (40,000,000) shares shall be common stock with a par value of $0.01 per share, and Two Million (2,000,000) shares shall be preferred stock with a par value of $0.01 per share.

         4. This Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.

         Signed and attested to on January 13, 2000.



                                         By:      /s/ William B. Rue
                                            -----------------------------------

                                         Title:
                                               --------------------------------

Attest:


         /s/ Marc Levenstein
---------------------------------------